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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-17806, 33-39627, 33-46687, 33-81986, 33-60947
and 333-08597) of Xicor, Inc. of our report dated January 22, 1997, appearing on page 15 of the 1996 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 10 of this Form 10-K.

                                          PRICE WATERHOUSE LLP
San Jose, California
March 25, 1997